                           REGISTRATION RIGHTS AGREEMENT


     REGISTRATION RIGHTS AGREEMENT (the "Agreement"), dated as of June 4, 1998, by and among Laboratory Specialists of America, Inc., a corporation organized under the laws of the State of Oklahoma, with offices located at 101 Park Avenue, Oklahoma City, Oklahoma 73102 (the "Company"), Jesup & Lamont Securities Corporation, a corporation organized under the laws of the State of Delaware having offices at 650 Fifth Avenue, New York, NY 10017 (the "Placement Agent"), and the undersigned investors (together with affiliates, the "Initial Investors").

     WHEREAS, in connection with an offering (the "Offering") pursuant to a Confidential Private Placement Offering Circular dated April 24, 1998, and any supplements or amendments thereto, and various Subscription Agreements between the Company and the Initial Investors (the "Subscription Agreements"), the Company has agreed, upon the terms and subject to the conditions contained therein, to issue and sell to the Initial Investors shares of its common stock, par value $.001 per share (the "Common Stock");

     WHEREAS, in order to induce the Initial Investors to execute and deliver the Subscription Agreements and to purchase shares of the Common Stock pursuant to the Offering, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "Securities Act"), and applicable state securities laws; and

     WHEREAS, in connection with the Offering, the Company has issued to the Placement Agent warrants (the "Warrants") to purchase Common Stock and has agreed to provide the Placement Agent the rights set forth herein with respect to the shares of Common Stock issuable upon exercise of the Warrants.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Placement Agent and the Initial Investors hereby agree as follows:

     1.   DEFINITIONS.  For purposes of this Agreement:

     (a) "Register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, including a registration statement pursuant to Rule 415 and Rule 416 under such Act (or any successor rules), and the declaration or ordering of effectiveness of such registration statement by the Securities and Exchange Commission ("SEC").

     (b) "Registrable Securities" means all shares of Common Stock issued pursuant to the Offering or upon the exercise of the Warrants or any warrants described in Section 8 hereof, and any shares of Common Stock issued or issuable, from time to time (with any adjustments), as a distribution on, in exchange for or otherwise with respect to any such shares.

     (c) "Holder" means any person owning of record Registrable Securities or any assignee of record of such Registrable Securities to whom rights under this Agreement have been assigned in accordance with this Agreement.

     2.   SHELF REGISTRATION.

     (a) The Company, within 30 days from the date hereof, shall file a registration statement under the Securities Act on Form S-3 (or, if not available, on such Form as is then available to effect a registration of all Registrable Securities) for, and shall obtain all such qualifications and compliances as may be required and as would permit the sale and distribution of, all Registrable Securities, and shall use its best efforts to secure the effectiveness of such registration statement no later than 90 days following the date hereof or, if earlier, within 5 days after the date on which the Company shall receive clearance from the SEC to request acceleration of the effectiveness of such registration statement.

     (b) The Company shall pay all expenses incurred in connection with any registration, qualification and compliance (excluding underwriters' and brokers' discounts and commissions), including, without limitation, all filing, registration and qualification fees, printer and accounting fees.

     (c) The Company shall use its best efforts to cause the registration statement filed pursuant to this Section 2 to remain effective until the earlier of (i) the date on which all Registrable Securities shall have been sold or (ii) the sixth anniversary of the date hereof.

     3.   Intentionally omitted.

     4. OBLIGATIONS OF THE COMPANY. The Company shall, as expeditiously as possible:

     (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective in accordance with the terms and provisions of
Section 2 hereof.

     (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus included therein as may be necessary to keep the registration statement effective and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition as set forth in such registration statement, or, if applicable, until such earlier time as provided in Section 2(c) hereof.

     (c) Furnish to each Holder and its legal counsel (i) promptly after filing with the SEC, one copy of such registration statement and any amendments thereto, including each prospectus contained therein, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC and each correspondence therefrom, (ii) on the date of effectiveness of such registration statement or amendment, a notice that such registration statement or amendment has been declared effective and (iii) such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and all amendments thereto, and such other documents as any Holder may reasonably request, in order to facilitate the disposition of the Registrable Securities owned by such Holder which shall have been included in such registration statement.

     (d) Use its best efforts to register and qualify the Registrable Securities covered by such registration statement under any applicable securities or "blue sky" laws of such states and jurisdictions as shall be reasonably requested by any Holder or to obtain exemptions therefrom, and maintain the effectiveness of such registrations, qualifications and exemptions, PROVIDED, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

     (e) Use its best efforts promptly to secure the listing and quotation of all Registrable Securities covered by the registration statement on the NASDAQ SmallCap Market ("Nasdaq") or on any other market or exchange on which the Common Stock shall then be traded.

     (f) Notify each Holder of Registrable Securities included in such registration statement, at any time when a prospectus relating thereto shall be required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement shall include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and, upon such notice, the Company shall promptly correct such misstatement or omission and deliver to each Holder copies of the corrected prospectus.

     (g) Take all reasonable actions required to prevent the entry of any stop order issued or threatened by the SEC or any state regulatory authority with respect to the registration statement covering the Registrable Securities, and notify each Holder of any such stop order and take all reasonable actions to remove it if entered.

     (h) Permit one counsel designated by the Placement Agent to review such registration statement and all amendments and supplements thereto on behalf of the Holders in a reasonable period of time prior to their filing with the SEC, and not file any document in a form to which such counsel shall reasonably object.

     5.   FURNISH INFORMATION.   It shall be a condition precedent to the
obligations of the Company to take any action pursuant to Section 2 that a selling Holder shall furnish to the Company such information regarding such Holder, the Registrable Securities held by such Holder and the intended method of dispositions of such Registrable Securities as reasonably shall be required to effect the registration of the Registrable Securities.

     6.   INDEMNIFICATION.   In the event that any Registrable Securities shall
be included in a registration statement under this Agreement:

     (a) The Company shall indemnify and hold harmless each Holder, the partners, stockholders, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934 (the "Exchange Act") (each, an "Indemnified Person") against any joint or several losses, claims, damages, liabilities or expenses (together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, "Claims") to which any of them may become subject insofar as such Claims arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement or the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such registration statement, or contained in the final prospectus (as amended or supplemented, if the Company shall filed any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or
(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities (the matters in the foregoing clauses (i) through (iii) being, collectively, called "Violations"). The Company shall reimburse each Indemnified Person for any reasonable legal or other expenses (promptly as such expenses shall be incurred and shall be due and payable) incurred by such Indemnified Person in connection with investigating or defending any such Claim. The indemnification agreement contained in this
Section 6(a) (x) shall not apply to a Claim arising out of or based upon a violation which shall occur in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person expressly for use in such registration statement or any such amendment or supplement thereto; (y) shall not apply to amounts paid in settlement of any Claim if such settlement shall be effected without the prior written consent of the Company, which consent shall not be unreasonably withheld; and (z) shall not inure to the benefit of any Indemnified Person, with respect to any prospectus, if the untrue statement or omission of material fact in any prospectus shall have been corrected on a timely basis and the Indemnified Person shall have failed to utilize such corrected prospectus. This indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Initial Investors.

     (b) In connection with any registration statement in which a Holder shall participate, such Holder, severally and not jointly, shall indemnify and hold harmless the Company, each of its directors, each of its officers who shall sign the registration statement, its employees and agents and each person, if any, who controls the Company within the meaning of the Securities Act or the

Exchange Act, any underwriter and any other stockholder selling securities pursuant to such registration statement or any of its partners, stockholders, directors or officers or any person who controls such underwriter or stockholder within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Party") against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as much Claim shall arise out of or shall be based upon any Violation, in each case to the extent (and only to the extent) that such Violation shall occur in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in connection with such registration statement. Such Holder shall reimburse the Indemnified party for any reasonable legal or other reasonable expenses (promptly as such expenses shall be incurred and shall be due and payable) incurred in connection with investigating or defending any such Claim. The indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any Claim if such settlement shall be effected without the prior written consent of such Holder, which consent shall not be unreasonably withheld; and, PROVIDED, FURTHER, that the total amounts payable by a Holder under this Section 6(b) shall not exceed the aggregate proceeds (net of discounts or commissions) actually received by such Holder upon the sale of such Holder's Registrable Securities included in such registration statement. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) shall not inure to the benefit of any person or entity if the untrue statement or omission of material fact in any prospectus shall have been corrected on a timely basis and such person or entity shall have failed to utilize such corrected prospectus.

     (c) Promptly after receipt by an Indemnified Person or Indemnified Party (the "Indemnitee") under this Section 6 of notice of the commencement of any action (including, without limitation, any governmental action), such Indemnitee, if a claim in respect thereof shall be made against any indemnifying party under this Section 6, shall deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall be entitled to participate therein, and, to the extent it shall desire, to assume the defense thereof, with counsel mutually satisfactory to the Indemnitee, after which the indemnifying person shall not be liable to such Indemnitee for any legal expenses subsequently incurred by such Indemnitee in connection with the defense thereof; PROVIDED, HOWEVER, that an Indemnitee shall have the right to retain its own counsel, with fees and expenses to be paid by the indemnifying party, if the indemnifying party shall have failed to assume the defense of any such action or if, in the reasonable opinion of counsel retained by the indemnifying party, representation of such Indemnitee by the counsel retained would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such action. No indemnifying person shall be responsible for paying the fees and expenses of more than one separate counsel for all Indemnitees. Failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any action, if the indemnifying party shall be materially prejudiced thereby, shall relieve such indemnifying party of liability, but only to the extent that such indemnifying party shall be prejudiced with respect to a specific claim.
An indemnifying party shall not, without the prior written consent of the Indemnitee, settle or compromise or consent to the entry of a judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder unless such settlement, compromise or consent shall include an unconditional release of such Indemnitee from all liability arising out of such claim, action, suit or proceeding.

     (d) If the indemnification provided for in Sections 6(a) or 6(b) hereof shall be held by a court of competent jurisdiction to be unavailable to an Indemnitee in respect of any liability under the Securities Act, then, and in each such case, the indemnifying party, in lieu of indemnifying such Indemnitee hereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such Indemnitee as a result of such loss, liability, claim, damage or expense in such proportion as shall be appropriate to reflect the relative fault of the indemnifying party on the one hand and of the Indemnitee on the other in connection with the Violation that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the Indemnitee shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact shall have related to information supplied by the indemnifying party or by the Indemnitee and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement, alleged statement, omission or alleged omission; PROVIDED, that in no event, shall any contribution under this Section 6(d) by any Holder exceed the proceeds from the offering received by such Holder. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person or entity who shall not have been guilty of such fraudulent misrepresentation.

     7. RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, the Company shall:

     (a) Make and keep public information available, as those terms are understood and defined in Rule 144, at all times while the Company shall be reporting under the Exchange Act;

     (b) Use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange act; and

     (c) So long as a Holder shall own any Registrable Securities, furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company and such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such Securities without registration.

     8.   DEFAULT WARRANTS.   In the event that the registration statement
required to be filed pursuant to Section 2 hereof shall either (a) not be filed within 30 days from the date hereof (the "Filing Default date"), or (b) not be declared effective by the SEC within 90 days from the date hereof or, if earlier, within 5 days after the date on which the Company shall receive clearance from the SEC to request acceleration of the effectiveness of such registration statement (the "Registration

Default Date"), the Company shall issue and deliver, free of charge and without cost, to each of the Holders (i) within 10 days of the Filing Default Date and/or the Registration Default Date, as applicable, warrants, in the form annexed hereto as Exhibit A, to purchase a number of shares of Common Stock equal to 5% of the number of shares of Common stock purchased by each such Holder (or such Holder's predecessor in interest) in the Offering and
(ii) within 10 days of the last date of each additional 30-day period in which such registration statement shall not have been filed and/or declared effective by the SEC, additional warrants, in the form annexed hereto as Exhibit A, to purchase a number of shares of Common Stock equal to 5% of the number of shares of Common Stock purchased by each such Holder (or such Holder's predecessor in interest) in the Offering. The exercise price of such warrants, as well as the number of shares of Common Stock for which each of such warrants shall initially be exercisable, shall be appropriately adjusted, in the same manner as set forth in Section 6 of such warrants, to reflect dilutive events which shall occur after the date hereof and prior to the issuance of such warrants. Any and all shares of Common Stock issued by the Company upon the exercise of any warrants delivered pursuant to this
Section 8 shall constitute "Registrable Securities," and the Company shall be required to register them under the Securities Act in accordance with the provisions of this Agreement.

     9.   MISCELLANEOUS.

     (a) a person or entitiy shall be deemed to be a Holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company shall receive conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of any instructions, notice or election received from the registered owner of such Registrable Securities.

     (b) Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy , and shall be effective five (5) days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier or confirmed telecopy, in each case addressed to a party. The addresses for such communications shall be:

     If to the Company:

          Laboratory Specialists of America, Inc.
          101 Park Avenue
          Oklahoma City, OK 73102

     If to the Placement Agent:

          Jesup & Lamont Securities Corporation
          650 Fifth Avenue
          New York, NY 10019
and if to any Holder, at such address as such Holder shall have provided in writing to the Company, or at such other address as each such party shall furnish by notice given in accordance with this Section 9(b).

     (c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

     (d) This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York. The Company irrevocably consents to the exclusive jurisdiction of the United States federal and state courts located in New York County, New York in any suit or proceeding based on or arising under this Agreement and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company further agrees that service of process upon the Company, mailed by first class mail shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect any Holder's right to serve process in any other manner permitted by law. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

     (e) This Agreement, and the Subscription Agreements constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. This Agreement and the Subscription Agreements supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

     (f) This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto. The rights of any Holder hereunder may be transferred in connection with a transfer of all or any portion of such Holder's Registrable Securities. Any transferee of any such Registrable Securities shall be required, as a condition precedent to such transfer, to agree to be bound by all the terms and conditions of this Agreement.

     (g) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (h) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be deliverable to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

     (ii) Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     (j) All consents and other determinations to be made by the Holders pursuant to this Agreement shall be made by Holders holding a majority of the Registrable Securities (determined as if all warrants described in Section 8 hereof then outstanding had been converted into or exercised for Registrable Securities).

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.


LABORATORY SPECIALISTS OF AMERICA, INC.


By:
   -----------------------------------------
Name:
     ---------------------------------------
Title:
      --------------------------------------


JESUP & LAMONT SECURITIES CORPORATION


By:
   -----------------------------------------
Name:
     ---------------------------------------
Title:
      --------------------------------------


INITIAL INVESTORS

SPECIAL SITUATIONS PRIVATE EQUITY FUND, L.P.
153 East 53rd Street, 51st Floor
New York, NY 10022

By: MG Advisers, L.L.P.

By:
   -----------------------------------------

------------------------------------------
Alain Aysseh
9 Shields Lane
Darien, CT 06820

------------------------------------------
Alfred Aysseh
9 Shields Lane
Darien, CT 06820

------------------------------------------
William H. Duling
3825 Wilshire Circle
Sarasota, FL 34238

------------------------------------------
David Herzog
c/o S. Eisenberger
1550 54th Street
Brooklyn, NY 11219

KDP ENTERPRISES INC.
18 Kupperman Lane
Monsey, NY 10952

By:
    --------------------------------------
    Jack Siegel


------------------------------------------
George Levine
c/o Reuters
200 No. Sepulveda Boulevard
Suite 500
El Segundo, CA 90245

------------------------------------------
Elvire Levy
c/o Lucien I. Levy
635 So. Orange Avenue
Sarasota, FL 34236

LUCIEN I. LEVY Rev. Living Trust
635 So. Orange Avenue
Sarasota, FL 34236

By:
    --------------------------------------
    Lucien I. Levy

------------------------------------------
Julius Luck
17 Manor Parkway
Ledgewood, NJ 07852

------------------------------------------
Ralph Mandarino
21 Fourth Place
Syosset, NY 11791


MERL Trust
635 So. Orange Avenue
Sarasota, FL 34236

By:
    --------------------------------------
    Lucien I. Levy


METROPOLIS EQUITY FUND, L.P.
80 Broad Street, 35th Floor
New York, NY 10004

By:
    --------------------------------------
    Ronny Kraft


QT FINANCE S.A
635 So. Orange Avenue
Sarasota, FL 34236

By:
    --------------------------------------
    By: Lucien I. Levy

PEQUOT SCOUT FUND, LP
354 Pequot Avenue
Southport, CT 06490

By:
    --------------------------------------
    Amiel Peretz


------------------------------------------
Spycher, Michele
c/o Lucien I. Levy
635 So. Orange Avenue
Sarasota, FL 34236


------------------------------------------
Paul S. And Ann Laurie Vanderwerf
34423 N. 68th Way
Scottsdale, AZ 85262